UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
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(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

ITEM 8.01  Other Events

As disclosed in prior periodic reports on Form 10-K and Form 10-Q, as well as on a Form 8-K dated May 6, 2010, the Company has been engaged in negotiations with the staffs of the Securities and Exchange Commission (“SEC”) and the Department of Justice (“DOJ”) to resolve those agencies’ investigations of the Company relating to alleged violations of the Foreign Corrupt Practices Act (“FCPA”) that occurred prior to the merger that formed the Company in May, 2005.  The Company has recently agreed to settlements with the SEC and the DOJ and, although the settlements are contingent on court approval, the amounts agreed in those settlements, as previously disclosed, were fully accrued in its fiscal year 2010.

            Pursuant to the settlement negotiated with DOJ, two of the Company’s foreign subsidiaries, Alliance One Tobacco Osh, LLC and Alliance One International AG (successors to DIMON International (Kyrgyzstan) and DIMON International AG, respectively), agreed to plead guilty to FCPA violations committed by DIMON International (Kyrgyzstan) and DIMON International AG prior to the merger creating AOI, and to pay fines totaling $9.45 million.  On August 6, 2010 Alliance One Tobacco Osh, LLC and Alliance One International AG entered the agreed guilty pleas in the U.S. District Court for the Western District of Virginia in Danville, Virginia.  A sentencing hearing is scheduled for October 21, 2010.  Noting among other things the Company’s self-disclosure and cooperation, DOJ has indicated, subject to the Company’s compliance with the settlement, it does not intend to charge separately the Company with any criminal violations arising out of the pre-merger conduct of DIMON International (Kyrgyzstan) and DIMON International AG.

The settlement negotiated with the SEC includes the Company’s agreement to disgorge profits in the amount of $10 million and to abide by an injunction against further FCPA violations.  Pursuant to this settlement, on August 6, 2010 the SEC filed in the U.S. District Court for the District of Columbia a Complaint alleging the Company violated the FCPA’s books and records, internal controls, and anti-bribery provisions in connection with conduct that occurred prior to the merger that created Alliance One.

Both settlements require the Company to retain an independent compliance monitor for a term of three years.  If the courts approve the settlements there are not expected to be any further penalties or fines.

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2010	Alliance One International, Inc.
Registrant

/s/ Robert A. Sheets
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Robert A. Sheets Executive Vice President – Chief Financial Officer

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